Exhibit 99.05

                                Southern Company
                               Kilowatt-Hour Sales
                              (In Millions of KWHs)


                                   3 months ended December                         12 months ended December
                            ---------------------------------------      ---------------------------------------------
As Adjusted (See Notes)        2005          2004         Change              2005            2004          Change
                               ----          ----         ------              ----            ----          ------
Kilowatt-Hour Sales-
Total Sales                  46,492        45,217           2.8%           196,877         192,382            2.3%

Total Retail Sales-          37,518        37,057           1.2%           159,076         157,143            1.2%
 Residential                 11,445        10,747           6.5%            51,081          49,702            2.8%
 Commercial                  12,354        12,273           0.7%            51,857          51,102            1.5%
 Industrial                  13,476        13,786          -2.2%            55,141          55,333           -0.3%
 Other                          243           251          -3.0%               997           1,006           -0.9%

Total Wholesale Sales         8,974         8,160          10.0%            37,801          35,239            7.3%

                                   3 months ended December                         12 months ended December
                            ---------------------------------------      ---------------------------------------------
As Reported (See Notes)        2005          2004         Change              2005            2004          Change
                               ----          ----         ------              ----            ----          ------
Kilowatt-Hour Sales-
Total Sales                  46,492        45,217           2.8%           196,877         192,382            2.3%

Total Retail Sales-          37,518        37,057           1.2%           159,076         157,143            1.2%
 Residential                 11,445        10,747           6.5%            51,081          49,702            2.8%
 Commercial                  12,354        12,020           2.8%            51,857          50,036            3.6%
 Industrial                  13,476        14,039          -4.0%            55,141          56,399           -2.2%
 Other                          243           251          -3.0%               997           1,006           -0.9%

Total Wholesale Sales         8,974         8,160          10.0%            37,801          35,239            7.3%



Notes

- In 2005, some Georgia Power industrial customers were reclassified from industrial to commercial to be consistent with the rate structure approved by the Georgia Public Service Commission. For presentation purposes, the "As Adjusted" chart reclassifies 2004 KWHs for commercial and industrial customers to be consistent with the 2005 presentation.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-K.